Exhibit 14.2

                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Federated Equity Funds of our report for Federated Kaufmann Small Cap Fund dated December 7, 2001 in the Combined Proxy Statement and Prospectus which constitutes part of this Registration Statement.



/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 23, 2002